Exhibit 10.1

FIRST AMENDMENT TO

SECURITIES PURCHASE AGREEMENT

This FIRST AMENDMENT TO SECURITIES PURCHASE AGREEMENT is executed as of this 20th  day of October, 2006, by IKON HOLDINGS, INC., A Virginia corporation (Seller) and AIMS WORLDWIDE, INC., a Nevada corporation (“Purchaser”).

WITNESSETH

WHEREAS, Seller and Purchaser executed that certain Securities Purchase Agreement dated August 1st, 2006 (“SPA”) pursuant to which Purchaser agreed to purchase, and Seller agreed to sell, 550 membership interests issued by IKON PUBLIC AFFAIRS GROUP, LLC.; and

WHEREAS, Seller and Buyer now desire to amend certain provisions of the SPA to fix the price for AIMS shares, delete certain of the Sellers’ negative covenants, and to extend the closing date as more particularly hereinafter set forth.

NOW THEREFORE, in consideration of the mutual covenants and conditions contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.

Section 2(c):  Section 2(c) is hereby deleted in its entirety and the following substituted in its place:

(c)  For purposes of payments to be made in AIMS restricted public stock under this Agreement, each share of the stock shall be valued at ninety ($0.90) cents.

2.

Section 13.  Section 13 is hereby deleted in its entirety and the following substituted in its place:

The closing deliveries shall take place at the office of AIMS Worldwide, Inc. on or before November 15th, 2006, or such earlier or later date as the parties mutually agree. The date, time, place, and actions fixed in accordance with the provisions of this Section are herein called the “Closing Date.” Notwithstanding the actual date of closing, the effective date and time of closing shall be 12:01 a.m. on November 1st, 2006.

All dates and time periods in the SPA determined in reference to Closing shall be amended to reflect the revised Closing Date set forth herein.

3.

Sections 7(d), (e).  Sections 7(d) and (e) are hereby amended by adding the following at the beginning of each subparagraph: “Except as disclosed in writing to Purchaser…”

4.

Extension Fee; Advance.

a.

Extension Fee.  As consideration for extension of the Closing Date, Purchaser shall pay, contemporaneously with the execution hereof by both parties, $50,000.00 to Seller as an extension fee (the “Extension Fee”). No part of the Extension Fee shall be refundable in any event.

b.

Advance.  In addition to the Extension Fee, Purchaser shall, contemporaneously with the execution hereof by both parties, pay $100,000.00 to Seller as an advance against the $500,000.00 payment due at Closing (the “Advance”). No part of the Advance shall be refundable in any event other than default by Seller hereunder. Purchaser expressly acknowledges and agrees that it is not aware of any default by Seller hereunder as of the date hereof.

5.

Escrowed Documents; Return.   Purchaser has delivered its promissory note and stock certificates to seller as required by the terms of the SPA. Both parties have delivered signature pages and various other documents in anticipation of Closing. All documents, signature pages, the promissory note and stock certificate, shall be considered held in escrow pending Closing or termination of the SPA. All escrowed items shall be returned to the party delivering same in the event Closing does not occur for any reason.

6.

Conflict; Incorporation SPA.   In the event of any conflict or inconsistency between the terms of the SPA and this First Amendment, the terms of this First Amendment shall control and govern the rights and obligations of the parties hereto. In all other respects, the Lease is hereby republished and reaffirmed in its entirety.

IN WITNESS WHEREOF, the parties hereto have hereunder set their hand and seal the day and year first above written.

Seller:

Ikon Holdings, Inc., a Virginia corporation

BY:  /s/ Dominic Delpapa

TITLE:

BY:  /s/ Craig Snyder

TITLE: Partner

Purchaser:

AIMS Worldwide, Inc., a Nevada corporation

BY:  /s/ B. Joseph Vincent

TITLE: Vice Chairman

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